SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K




                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   November 19, 1997


                           TRIO-TECH INTERNATIONAL
            (Exact name of registrant as specified in its charter)


                                  CALIFORNIA
                (State or other jurisdiction of incorporation)

            0-13914                                    95-2086631
    (Commission File Number)              (I.R.S. Employer Identification No.)
       355 PARKSIDE DRIVE                                91340
    SAN FERNANDO, CALIFORNIA                           (Zip Code)
(Address of principal executive offices)

                                (818) 365-9200
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
        (Former name or former address, if changed since last report)

Item 5.   Other Events.


     On November 19, 1997, Trio-Tech International (the "Company") acquired KTS Incorporated, doing business as Universal Systems ("Universal"). Universal designs, manufactures, sells and services wafer cleaning work stations and related equipment used in the production and assembly of semiconductor products. The work stations and equipment perform cleaning, rinsing and drying functions required for processing of silicon wafers and other micro-electronic substrates in the semiconductor industry. Universal was organized and commenced operations in July 1996.

     The acquisition was structured as a purchase of stock. The aggregate purchase price consisted of $250,000 in cash, together with 37,500 shares of Common Stock of the Company. Tony DiPiero, the founder, sole shareholder and chief executive officer of Universal, has entered into a six-year employment contract with the Company. The Company has also granted a stock option to Mr. DiPiero to purchase 75,000 shares of Common Stock of the Company at a price of $6.67 per share. The acquisition agreement obligates the Company to make available to Universal $1,000,000 not later than January 18, 1998 for purposes of expanding Universal's business; an additional $1,000,000 not later than March 31, 1998 to be used in accordance with an agreed capital spending plan; and an additional $1,000,000 not later than March 31, 1999 provided Universal is achieving certain business objectives. In each case, such funds may be derived from cash reserves of the Company, borrowings, sales of stock or securities, equipment financing or leasing, or other sources. If the Company fails to provide the first $2,000,000 of such funds when and as specified, Mr. DiPiero will have the right to rescind his sale of Universal to the Company and to retain the $250,000 cash portion of the purchase price.

     Achievement of Universal's long-term objectives requires the development of automated wafer cleaning technologies. This will require the manufacture of an automated prototype and the establishment of a Beta Site work station with a customer. There can be no assurance that Universal will achieve these objectives or that it will generate a meaningful level of revenues and earnings.


Item 7.   Financial Statements and Exhibits.


      (c) Exhibits.

     The following exhibits included with this report are made part hereof:

      10.1 Stock Purchase Agreement, dated November 19, 1997, by and between Trio-Tech International and Tony DiPiero.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TRIO-TECH INTERNATIONAL



Date:  December 3, 1997                   By /s/ A. Charles Wilson
                                             A. Charles Wilson
                                             Chairman of the Board

                                EXHIBIT INDEX


                                                              Sequential
 Exhibit                  Description                          Page No.
   No.

    10.1     Stock Purchase Agreement, dated November 19,
             1997, by and between Trio-Tech International and Tony DiPiero.

STOCK PURCHASE AGREEMENT

dated as of November 19, 1997

between

TONY DiPIERO

and

TRIO-TECH INTERNATIONAL

     This STOCK PURCHASE AGREEMENT is entered into as of November 19, 1997 by and between TONY DiPIERO ("Seller") and TRIO-TECH INTERNATIONAL, a California

corporation ("Buyer"), with reference to the following facts:{PRIVATE }


     A. Seller is the record and beneficial owner of all of the issued and outstanding shares of capital stock of KTS, Inc. (doing business as Universal Systems), a California corporation (the "Company").

     B. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, 100% of the capital stock of the Company (referred to herein as the "Shares"), on the Closing Date and upon the terms and subject to the conditions set forth herein.

     C. In conjunction with the purchase and sale of the Shares hereunder, Buyer has agreed to enter into a noncompetition agreement substantially in the form of Exhibit A attached hereto (the "Noncompetition Agreement"), which is a material inducement to Buyer's willingness to purchase the Shares.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants hereinafter set forth, Buyer and Seller hereby agree as follows:
                                  ARTICLE I

                                 DEFINITIONS

      SECTION I.1 Certain Defined.  As used in this Agreement, the following terms have the following meanings:

      "Action" means any action, suit, claim, proceeding, governmental investigation or arbitration of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Authority or arbitrator or other alternative dispute resolution forum.

      "Affiliate" means, when used with respect to a specified Person, another

Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

      "Agreement" means this Stock Purchase Agreement including the Exhibits hereto, the Disclosure Schedule and all amendments hereto made in accordance with Section 10.9.

      "Book Value" means the shareholders' equity of the Company as determined in accordance with GAAP.

      "Books and Records" means all books of account and other financial records pertaining to the Company.

     "Business" means the design, manufacture and sale of wafer cleaning work stations and related equipment used for the production and assembly of electronic products and components, and related activities as conducted by the Company heretofore or as of the date of this Agreement .

      "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the State of California.

      "Buyer Material Adverse Effect" means any change or effect that is materially adverse to the consolidated results of operations or the consolidated financial condition of the Buyer and its Affiliates taken as a whole, except for any such changes or effects resulting from (i) changes in general economic conditions or (ii) this Agreement or the transactions contemplated hereby.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund.

      "Disclosure Schedule" means the disclosure schedule dated as of the date of this Agreement delivered by Seller to Buyer.

      "Encumbrance" means any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever.

      "Environmental Law" means any applicable Law relating to public health and safety or protection of the environment, including, without limitation, common law nuisance, property damage and similar common law theories.
      "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time.

      "GAAP" means U.S. generally accepted accounting principles in effect from time to time applied consistently throughout the period or periods involved.

      "GCL" means the California General Corporations Law.


      "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

      "Governmental Order" means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

      "Internal Revenue Code" means the U.S. Internal Revenue Code of 1986, as amended.

      "IRS" means the U.S. Internal Revenue Service.

      "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of Seller and the Specified Officers after due investigation. "Specified Officers" means the executive officers and managing members of the

Person making the knowledge statement. For purposes of this Agreement, use by Seller herein of the term "knowledge" of, or "known" with respect to, Seller shall include the knowledge of the Specified Officers of the Company.

      "Law" means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation or order of any Governmental Authority or principle of common law.

      "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

      "Licenses" means all of the licenses, permits, certificates, franchises, approvals, registrations and authorizations and other governmental authorizations required for the operation of the Business as conducted as of the date of this Agreement.

      "Losses" of a Person means any and all claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) actually suffered or incurred by such Person.

      "Material Adverse Effect" means any change or effect that is materially adverse to the operations, assets, employee relationships, customer relationships or financial condition of the Company, except for any such changes or effects resulting from this Agreement or the transactions contemplated hereby or the cancellation of the intercompany arrangements referred to in Section 5.1(c).

      "Other Agreement" means each other agreement or document contemplated hereby to be executed and delivered in connection with the transactions contemplated by this Agreement on or before Closing, including, without limitation, the Employment Agreement, the Noncompetition Agreement and the Option Agreement.

      "Permitted Encumbrances" means (i) Encumbrances for inchoate mechanics' and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Business relating to invoices not yet due or invoices not in excess of $5,000 being contested in good faith, (ii) Encumbrances for Taxes not yet due and for Taxes not in excess of $5,000 being contested in good faith, and (iii) Encumbrances and imperfections of title the existence of which would not in any material respect affect the use of the property subject thereto.

      "Person" means any natural person, individual, partnership, firm, corporation, association, trust, limited liability company, unincorporated organization, Governmental Authority or other entity.

      "Regulated Material" means any hazardous substance as defined by any applicable Environmental Law and any other material regulated by any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum, petroleum-related material, crude oil or any fraction thereof.

      "Related Party" means (i) Seller, (ii) any Affiliate of Seller, and (iii) any officer or director of any such Affiliate of Seller.

      "SEC" means the U.S. Securities and Exchange Commission.


      "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, as in effect from time to time.

      "Security Right" means, with respect to any stock or other security, any option, warrant, subscription right, preemptive right, proxy, put, call, demand, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "Security Right" includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's organic documents or by agreement.

      "Superfund" means the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended.

      "Tax" or "Taxes" means all foreign or domestic income, gross receipts, stamp, sales, use, employment, franchise, excise, profits, property or other taxes, fees, duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

      "Tax Return" means any tax return, statement, form, election or report required to be filed by or on behalf of Seller or the Company with any taxing authority relating to any Tax with respect to any period.

      "Trio-Tech Common Stock" means the Buyer's Common Stock.


      SECTION I.2 Other Defined Terms The following terms have the meanings defined for such terms in the sections set forth below:

               Term                                 Section


               Audited Financial Statements         3.5
               Benefit Plans                        3.15(a)
               Buyer                                Preamble
               Buyer's Threshold Amount             8.2(b)
               Closing                              2.3(a)
               Closing Date                         2.3(a)
               Contest                              6.4(b)
               Employment Agreement                 7.1(f)
               ERISA Affiliate                      3.15(b)
               Financial Statements                 3.5
               Intellectual Property                3.17
               Intercompany Agreement               7.1(g)
               Material Contracts                   3.21(a)
               Multiemployer Plan                   3.15(c)
               Noncompetition Agreement             7.2(g)
               Option Agreement                     7.1(h)
               Purchase Price                       2.2
               Real Property                        3.14
               Receivables                          3.22
               Seller                               Preamble
               Seller's Threshold Amount            8.3(b)
               Shares                               Preamble
               Specified Officers                   1.1 (under "knowledge")
               Trio-Tech Shares                     2.2
               Welfare Plan                         3.15(d)


                                  ARTICLE II

                              PURCHASE AND SALE

     SECTION II.1 Purchase and Sale Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Shares of the Company, free and clear of all Encumbrances, at the Closing.

       SECTION II.2 Purchase Price The aggregate purchase price (the "Purchase Price") for the Shares shall be (i) $250,000 in cash and (ii) shares of Trio-Tech Common Stock (the "Trio-Tech Shares") having an aggregate market value of $250,000, calculated in the manner specified in this Section 2.2, but no higher than $10 per share. For purposes of clause (ii) of the preceding sentence, the market value per share of the Trio-Tech Shares shall be the average of the closing sale prices of Trio-Tech Common Stock on the Nasdaq Small Cap Market on each trading day during a period of 30 consecutive calendar days ending on the fifth calendar day prior to the Closing Date, as such prices are reported in The Wall Street Journal; provided, that if no closing sale price is reported in The Wall Street Journal for any trading day during such period, the closing sale price on such trading day shall be deemed to be the same as the most recent closing price prior to such day that has been reported in The Wall Street Journal.

       SECTION II.3  Closing   (a)  Subject to the terms and conditions of this

Agreement, the sale and purchase of the Shares and the other transactions contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m. local time on the later of November 19, 1997 or the day that is not more than four Business Days after the fulfillment (or waiver) of all the conditions specified in Section 7.1 and 7.2 hereof, at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Los Angeles, California or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").


               (b) At the Closing, Seller shall deliver to Buyer stock certificates evidencing all of the Shares of the Company duly endorsed or accompanied by duly executed stock powers.

               (c) At the Closing, Buyer shall deliver to Seller (i) $250,000 by check or by wire transfer to an account designated at least four Business Days prior to the Closing Date by Seller in a written notice to the Buyer and
(ii) stock certificates evidencing the Trio-Tech Shares registered in the name of Seller. Such stock certificates shall bear the following legends:

                     (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares may not be transferred in the absence of such registration or an exemption therefrom under said Act."

                     (ii) "The shares represented by this certificate are subject to cancellation in accordance with Section 2.4 of the Stock Purchase Agreement dated as of November 19, 1997 by and between Tony DiPiero and the Company. A copy of such agreement is available for inspection at the offices of the Company by any person establishing a legitimate interest therein."

     SECTION II.4 Surrender of Trio-Tech Shares. Notwithstanding anything to the contrary in this Agreement, if Seller leaves the employ of the Company or Trio-Tech within the first year following the Closing Date for any reason other than death, permanent disability or discharge without cause, Seller shall forthwith forfeit and surrender to Buyer, for cancellation, 100% of the Trio-Tech shares that he has received pursuant to Section 2.2 of this Agreement; and if Seller leaves the employ of the Company or Trio-Tech after the first year but before the end of the second year following the Closing Date for any reason other than death, permanent disability or discharge without cause, Seller shall forfeit and surrender to Buyer, for cancellation, 50% of the Trio-Tech Shares that he has received pursuant to Section 2.2 of this Agreement. The provisions of this Section 2.4 shall terminate upon the death, permanent disability of Seller requiring Seller to leave the employ of the Company, or discharge without cause by the Company; and in all events, the provisions of this Section 2.4 shall end on the second anniversary of the Closing Date, and Seller or his representatives shall be entitled to exchange any stock certificates evidencing the Trio-Tech Shares for new stock certificates that do not bear the legend set forth in clause (ii) of
Section 2.3(c) above.

                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

      As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows:

      SECTION III.1  Organization and Qualification of the Company.  The

Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has the requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business in all material respects as currently conducted by it. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. True and complete copies of the Company's articles of incorporation and bylaws, as amended, have been delivered to Buyer.

      SECTION III.2 Capital Stock of the Company. The authorized capital stock of the Company consists solely of 10,000 shares of Common Stock, all of which shares are issued and outstanding and are owned beneficially and of record by Seller. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights or securities laws. There are no Security Rights relating to the Shares or other shares of capital stock of the Company. The Shares are free and clear of all Encumbrances except as set forth on the Disclosure Schedule, which Encumbrances shall be released on or prior to Closing.

      SECTION III.3 Subsidiaries. There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of the Business conducted through) any partnership, nor is the Company a participant in any joint venture, profit sharing or similar arrangement. No Affiliate of the Seller engages in any activities similar to those of the Business.

      SECTION III.4 No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 3.12 have been obtained and all filings and notifications listed in the Disclosure Schedule have been made, and except as described in the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Other Agreements by Seller does not and will not (a) violate or conflict with the Articles of Incorporation or by-laws of the Company, (b) conflict with or violate any Law or Governmental Order applicable to Seller or the Company, (c) result in the creation, maturation or acceleration of any liability or obligation of Seller or the Company (or give to any other Person the right to cause such a creation, maturation or acceleration), (d) result in the creation or imposition of any Encumbrance upon any of the Shares or any of the assets or properties of the Company, or give to any other Person any interest or right therein, or (e) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, License, permit, franchise or other instrument to which Seller or the Company is a party or by which any of their assets or properties is bound or affected.

     SECTION III.5 Financial Statements. Attached as Section 3.5 of the Disclosure Schedule are
 the unaudited balance sheet, statement of operations and statement of cash flows of the Company for the year ended May 31, 1997 (the Financial Statements"). The Financial Statements have been prepared from the books of account and records of the Company in accordance with GAAP and present fairly the financial condition, assets and liabilities and results of operation of the Company at the dates and for the relevant periods indicated in accordance with GAAP. Deloitte & Touche LLP shall make an examination of the accounts and records of the Company as of October 31, 1997 in order to determine the Book Value of the Company as of such date.

      SECTION III.6 Book Value. As of October 31, 1997, the Book Value of the Company was not less than $200,000.

      SECTION III.7 Undisclosed Liabilities. Seller has no knowledge of any Liabilities of the Company other than Liabilities (a) reflected or reserved against on the Financial Statements, (b) disclosed in the Disclosure Schedule or otherwise disclosed in, or permitted as expressly contemplated by, this Agreement, or (c) incurred in the ordinary course of business, consistent in nature and amounts in all material respects with past practice, after the date hereof and prior to the Closing.

      SECTION III.8 Labor Matters (a) Except as disclosed in the Disclosure Schedule, there is no (i) collective bargaining agreement or other labor agreement affecting the persons employed in the Business to which the Company is a party or by which it is bound, (ii) labor organization or union which has the right to, or claims to have the right to, represent any person employed in the Business, (iii) employment, consulting, loan-out, profit sharing, deferred compensation, bonus, stock option, stock purchase, retainer, retirement, welfare, severance or incentive plan or contract involving any person employed in the Business as an employee or independent contractor to which the Company is a party or by which it is bound, or (iv) plan, agreement or practice under which "fringe benefits" (including, without limitation, health, dental or vision insurance plans or practices for current or retired employees, severance plans or practices, vacation plans or practices, sick leave plans or practices or any other such benefits) are afforded any of such employees. Neither Seller nor, to the knowledge of Seller, any other party is in default with respect to any material term or condition of any such agreement, plan, contract or practice (including the making of contributions and recording reserves therefor), nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. The Company has complied in all material respects with all currently applicable Laws, administrative interpretations, contracts, settlement agreements and arbitration awards, and orders, decisions and decrees of any Governmental Authority relating to the employment of labor, including, without limitation, those related to immigration, privacy, actual or alleged breach of any employment contract (whether written, oral or implied), wages, hours, Worker Adjustment and Retraining Notification Act, COBRA, occupational health and safety, civil rights, discrimination, harassment, workers' compensation, child labor, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental entities, and have withheld and paid to the appropriate governmental entities, or are holding for payment not yet due to such governmental entities all amounts required to be withheld from such employees, and are not liable for any arrearage of benefits, wages, taxes, penalties or other sums for failure to comply with any of the foregoing and no pending or threatened action alleges failure to comply with any of the foregoing.

          (b) There is not and has not been since the inception of the Business any (i) unfair labor practice complaint against Seller pending before the National Labor Relations board or any other Governmental Authority, (ii) pending or threatened strike, work stoppage, slowdown, interruption of work, or any other type of labor dispute involving or affecting a person employed by the Company, (iii) material labor grievance pending against the Company, (iv) pending collective bargaining representation question respecting any persons employed by the Company, (v) pending or threatened arbitration proceeding for breach of any agreement involving any person employed in the Business to which the Company is a party,

 (vi) charge or claim of discrimination under any federal, state or local civil rights law pending before any Governmental Authority against or involving the Company, (vii) any pending or threatened charges or citations relating to occupational safety and health issues pending before any Governmental Authority against or involving the Company, or (viii) any pending Actions involving any employment matters or, to the best knowledge of Seller, oral or written threats of or basis for such Actions, including but not limited to claims for wrongful termination (including but not limited to claims for breach of express or implied contract, breach of a covenant of good faith and fair dealing, fraud or misrepresentation in connection with hiring or employment, and termination in violation of public policy), against or involving the Company.

            (c) The Disclosure Schedule sets forth a list of all persons employed in the Business, together with their rates of compensation, employment date and job title, file number or classification, and identifies each employee who is not available fully to perform work because of disability, layoff, leave or similar status.

            (d) The Disclosure Schedule identifies all employee handbooks and policies or procedures which have been used by Seller or the Company for any or all present or former employees, and also identifies all written employment practices, policies, procedures or related matters which have been used by Seller or the Company in connection with any or all present or former employees.

            (e) The Disclosure Schedule sets forth a list of each person who has made a claim at any time for workers compensation as an employee of the Company. Except as set forth in such list, Seller is not aware of any pending, threatened or potential claim that may be made by any employee of the Company for workers compensation.

      SECTION III.9 Absence of Certain Changes or Events. Since the date of the Financial Statements, and except as set forth in the Disclosure Schedule or as expressly contemplated by this Agreement, the Company has operated the Business in a manner consistent with past practice, and there has not been:

            (a)  any Material Adverse Effect;

            (b) any damage, destruction or loss to any of the assets or properties of the Company, which individually has a value in excess of $5,000;

            (c) any Encumbrance of any kind created on any properties or assets (whether tangible or intangible) of the Company, other than (i) Permitted Encumbrances, (ii) Encumbrances that will be released at or prior to the Closing or (iii) Encumbrances created in the ordinary course of business having an individual value not exceeding $5,000;

            (d) except for purchases and sales of assets in the ordinary course of business, (i) any sale, assignment, transfer, lease or other disposition of any asset of the Company, or (ii) any acquisition of any asset by the Company, in the case of (i) and (ii) above, respectively, having an individual value exceeding $5,000;

            (e) the cancellation of any indebtedness owed to the Company (other than settlement of accounts receivable in the ordinary course of business);

            (f) any acquisition (by merger, consolidation, or acquisition of stock or assets) by Seller or the Company of any assets that constitute an operating unit or division of the Company;

            (g) (i) any incurrence by the Company of any indebtedness for borrowed money, other than intercompany borrowings governed by Section 5.2, (ii) any issuance by the Company of any debt securities, or (iii) any assumption, grant, guarantee or endorsement, or other accommodation arrangement making the Company responsible for the Liabilities of any Person;
            (h) any material change in any method of accounting or accounting practice used by the Company;

            (i) any issuance or sale of any shares of the capital stock of, or other equity interests in, the Company, or securities convertible into or exchangeable for such shares or equity interests, or issuance or grant of any Security Right with respect to any of the foregoing;

            (j) any declaration or payment of any dividend or other distribution on or with respect to, or any redemption of, the Shares;

            (k) any amendment to the Articles of Incorporation or by-laws of the Company;

            (l) any increase in the base salary, wage or bonus of any employee of the Company;

            (m) any payment to or transaction with any Related Party, which payment or transaction or arrangement relating to any payments or transactions is not specifically disclosed on the Disclosure Schedule;

            (n) any payment, prepayment or discharge of any liability other than in the ordinary course of business;

            (o) any sale or assignment of any Intellectual Property of the Company; or

            (p)  any agreement to take any of the actions specified in this
Section 3.9, except as expressly contemplated by this Agreement.

      SECTION III.10 Absence of Litigation. Except as set forth in the

Disclosure Schedule, (a) there are no Actions or investigations pending or threatened against Seller or the Company or any of the assets or properties of Seller or the Company, (b) there are no Actions or investigations pending or threatened against Seller that, individually or in the aggregate, would prevent Seller from consummating the transactions contemplated hereby, and (c) Seller, the Company and their respective assets and properties are not subject to any Governmental Order.

      SECTION III.11 Compliance with Law.  Seller and the Company and the conduct of the Business are in compliance in all meaningful respects with all applicable Laws, except as set forth in the Disclosure Schedule. Neither Seller nor the Company has received any written notice to the effect that Seller or the Company is not in compliance in any meaningful respect with any applicable Laws.

      SECTION III.12 Consents, Approvals, Licenses, Etc. No consent, approval, authorization, License, order or permit of, or declaration, filing or registration with, or notification to, any Person is required to be made or obtained by Seller or the Company in connection with the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby (including, without limitation, any such actions under any state or federal Environmental Laws) except: (a) as set forth on the Disclosure Schedule; (b) the applicable requirements, if any, of the GCL; and (c) as may be necessary as a result of any facts or circumstances relating solely to the Buyer. All of the Licenses of the Company are in full force and effect and Seller and the Company are in compliance in all significant respects with, and have fulfilled and performed in all significant respects its obligations under, each such License. Neither Seller nor the Company has received any written notice of non-renewal or cancellation of any License.

      SECTION III.13 Personal Property: Business. Except as described in the Disclosure Schedule, the Company has good and marketable title to all items of tangible personal property included within the Financial Statements, free and clear of all Encumbrances and defects of title, other than Permitted Encumbrances. Except as set forth in the Disclosure Schedule, all significant machinery, plants, vehicles and equipment of the Company currently in use are in good repair and condition, ordinary wear and tear excepted, and are adequate for the uses to which they are being put. The assets of the Company include all assets that are necessary for use in and operation of the Business as the Business is currently conducted by the Company.

      SECTION III.14 Real and Leased Property. The Company owns no real property. The Disclosure Schedule lists all real properties currently used or leased by the Company or in which the Company has an interest (collectively, the "Real Property"). The Company has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term of the lease or similar agreement relating thereto. The use and operation of all Real Property conform in all meaningful respects to all applicable building, zoning, safety and subdivision Laws, and all restrictive covenants and restrictions and conditions affecting title. Neither Seller nor the Company has received any written notice of assessments for public improvements or condemnation against any Real Property.

      SECTION III.15 Employee Benefit . (a) There is not and has not been any employee benefit plan, program, arrangement and contract (including, without limitation, any pension plan, profit sharing plan or other "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by the Company ("Benefit Plans").


            (b) Neither Seller nor the Company nor any ERISA Affiliate has terminated a defined benefit pension plan or been a sponsor of, or contributor to, a defined benefit pension plan that has been terminated as a distress termination pursuant to Section 4041(c) of ERISA or by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA. For purposes of this
Section 3.15, "ERISA Affiliate" means any corporation, partnership or proprietorship with which the Company is, or at any time within the five years prior to the date of this Agreement was, a member of a (i) controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code,
(ii) group of commonly controlled trades or businesses within the meaning of
Section 414(c) of the Internal Revenue Code, or (iii) affiliated service group within the meaning of Section 414(m) of the Internal Revenue Code and the Treasury Regulations thereunder.

            (c) Neither Seller nor the Company contributes to any Multiemployer Plan. Seller and the Company (i) have not incurred liability for complete or partial withdrawal, as defined in Sections 4203 and 4205 of ERISA, by the Company or any ERISA Affiliate from a Multiemployer Plan, (ii) will not incur any such liability as a result of the acquisition of the Shares by the Buyer, and (iii) have not incurred any contingent liability under Section 4204 of ERISA with respect to any sale of assets by the Company or any ERISA Affiliate within the last five years. For purposes of this paragraph, "Multiemployer Plan" means any multiemployer plan defined in Section 4001(a)(3)

of ERISA (i) that maintains and contributes to or maintained and has contributed to and (ii) that covers or has covered any employee of the Company.

            (d) Each Welfare Plan has been maintained in all meaningful respects in compliance with its terms and with the requirements prescribed by ERISA, the Internal Revenue Code and other applicable law; and (A) each Welfare Plan that is a "group health plan," as defined in Section 607(l) of ERISA, and
(B) each "group health plan" (as so defined) of any ERISA Affiliate has been operated in all meaningful respects in compliance with the provisions of Part 6 of Title I of ERISA and Sections 162(k) (prior to its amendment in 1988) and 4980B of the Internal Revenue Code at all times. For purposes of this paragraph, "Welfare Plan" means any employee welfare benefit plan as defined in Section 3(i) of

ERISA (i) that the Company maintains or contributes to or has maintained or contributed to, and (ii) that covers or has covered any employee of the Company.

            (e) Neither Seller nor the Company, nor any plan fiduciary of any Welfare Plan or pension plan has engaged in any meaningful transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Internal Revenue Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Internal Revenue Code for which Seller or the Company would be liable. There is no pending or threatened assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any employee benefit plan of the Company. All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any employee benefit plan of the Company prior to the Closing will have been paid, made or accrued on or before the Closing. With respect to any insurance policy intended to provide for benefits under any employee benefit plan or funding therefor, (i) there is no liability of the Company, in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Seller, no such proceedings with respect to any insurer are imminent. All payments described in this subsection shall be accounted for and accrued in accordance with current practices as in effect as of the date of this Agreement with respect to Welfare Plans administered in conjunction with one or more ERISA Affiliates. No employee benefit plan provides benefits to any individual who is not a current or former employee of the Company, or the dependents or other beneficiaries of any such current or former employee.
      SECTION III.16 Taxes. (a) Except as would not have a Material Adverse Effect, Seller and the Company have filed or caused to be filed on a timely basis, will file or cause to be filed on a timely basis, or has been or will be included in, all Tax Returns that are required to be filed by it or in which it is required to be included prior to or on the Closing Date, pursuant to the Law of each Governmental Authority with taxing power over it. All such Tax Returns were or will be, as the case may be, correct and complete. All Taxes, including but not limited to amounts required to be withheld by the Company from the employees, that the Company was required by law to withhold or collect have been duly withheld and collected and have been paid over to the appropriate tax authorities to the extent due and payable. All Taxes that have become due including but not limited to Taxes shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns have been paid by either the Company or Seller, except (i) such Taxes, if any, as are being contested in good faith and disclosed in the Disclosure Schedule and are recorded as liabilities on the Financial Statements of the Company, and (ii) Taxes accruing after the Closing Date that are not yet due. No claim has been made by a taxing authority of a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. True and complete copies of all federal and California income tax returns filed with respect to the Company for all periods since its incorporation have been provided to Buyer. None of such tax returns has been audited by the Internal Revenue Service or any California taxing authority.

            (b) There is no pending, threatened or anticipated, assessment of any additional Tax against Seller or the Company for any taxable period that has not been recorded on the Financial Statements. Seller and the Company have not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for any taxable period. No Tax audit or examination is now pending or currently in progress with respect to Seller or the Company. Neither the Seller nor the Company has received notice of any deficiency with respect to Taxes paid for which a liability for such Taxes (including penalties and interest thereon) has not been recorded.

            (c) Seller and its Affiliates, on the one hand, and the Company, on the other hand, are not parties to any income Tax allocation or sharing agreement.

      SECTION III.17 Intellectual Property Rights.  The Disclosure Schedule

discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used in the Business. Except as disclosed in the Disclosure Schedule, the Company has the entire right, title and interest in and to, or has the exclusive perpetual royalty-free right to use, the intellectual property rights disclosed in the Disclosure Schedule ("Intellectual Property"), free and clear of all Encumbrances. All proprietary know-how and trade secrets are owned by the Company free and clear of any Encumbrances. The Disclosure Schedule separately discloses all Intellectual Property under license. To the knowledge of Seller, (i) the Intellectual Property is not the subject of any interference, opposition, re-examination or cancellation, (ii) no Person is infringing upon nor has any Person misappropriated any Intellectual Property, and (iii) neither Seller nor the Company is infringing upon the intellectual property rights of any other Person.

      SECTION III.18 Transactions With Related. No Related Party is or has been since January 1, 1996 a party to any transaction, agreement or understanding with the Company except pursuant to arrangements disclosed in the Disclosure Schedule. No Related Party uses any assets of the Company except directly in connection with the Business, and no Related Party owns any asset used in the Business. Except as identified in the Disclosure Schedule, no Related Party has any claim of any nature against the Company, and neither Seller nor the Company has any claim of any nature against or Liability to any Related Party. Identified in the Disclosure Schedule are all assets of the Company that have been or will be either retained by Seller or transferred to Seller, other than cash, intercompany accounts and books and records.

      SECTION III.19 Environmental Matters. Except as disclosed in the Disclosure Schedule, and subject to the knowledge of Seller with respect to any matter occurring prior to the date that the Company first acquired, leased or used such real property:

            (a) Seller and the Company have operated the Business and each parcel of real property owned, used, operated, managed, possessed or leased by them in compliance in all meaningful respects with all applicable Environmental Laws. Neither Seller nor the Company is subject to any meaningful liability, penalty or expense (including, without limitation, legal fees) by virtue of any violation of any Environmental Law occurring prior to the Closing with respect to any real property. All of the Licenses of Seller and the Company issued under or pursuant to any Environmental Law are in full force and effect, and Seller and the Company are in compliance in all meaningful respects with, and have fulfilled and performed in all meaningful respects their obligations under, each such License.

            (b) Neither Seller nor the Company has treated, stored, recycled or disposed of any Regulated Material on, in, under or about any real property, and no other Person has treated, stored, recycled or disposed of any Regulated Material on, in, under or about any part of the Real Property, in violation of any applicable Environmental Law. There has been no release of any Regulated Material at, on, in, under or about any Real Property in violation of any applicable Environmental Law or in any quantity or amount which would require any cleanup, renewal, treatment or remediation. Neither Seller nor the Company has transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, or on CERCLIS. None of the Real Property is listed, nor has the Seller received any written notice that the Real Property is proposed for listing on, the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup.

            (c) Neither Seller nor the Company has received any written notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. Seller and the Company have not placed any notice or restriction relating to the presence of any Regulated Material at any Real Property or in any deed to any Real Property. Seller and the Company have not transported any Regulated Material for recycling, treatment, disposal, or other handling. There is no pending or contemplated claim, by Seller or the Company under any Environmental Law based on actions of others that may have impacted on the Real Property, and, except as set forth in the Disclosure Schedule, neither Seller nor the Company have entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental liability or expense. No PCBs, friable asbestos or underground storage tanks are present on or in any structure or equipment located on any Real Property. Any and all storage tanks formerly located on the Real Property, whether underground or aboveground, were properly removed in compliance with applicable Environmental Laws.

      SECTION III.20 Insurance. The Disclosure Schedule discloses all insurance policies with respect to which the Company is the owner, insured or beneficiary. All material properties and risks of the Company are covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company. The Disclosure Schedule discloses the manner in which the Company provides coverage for, or addresses the risks of, workers' compensation claims and self-insured retentions and deductibles, including, without limitation, self-insurance programs.

      SECTION III.21  Material Contracts.  (a) Section 3.21(a) of the
Disclosure Schedule lists the following contracts (collectively, with the leases listed in the Disclosure Schedule, the "Material Contracts") to which the Company is a party or by which its assets may be bound:

                 (i) any commitment, contract, agreement, note, loan, evidence of indebtedness, purchase order or letter of credit (other than purchase orders issued in the ordinary course of business) that Seller or the Company reasonably anticipates will, in accordance with its terms, involve aggregate payments by or to the Company of more than $5,000 within the 12 month period following the date hereof;

                 (ii)any lease of personal property involving an annual expense in excess of $3,000;

                 (iii) any contract or agreement containing covenants limiting in any respect the freedom of Seller or the Company to engage in any line of business or compete with any Person; and

                 (iv)any contract or agreement not entered into in the ordinary course of the Business.

            (b) The Company (and, to the knowledge of Seller, each other party) is not in material breach or violation of, or default under, any of the Material Contracts. Each Material Contract is a valid agreement, arrangement or commitment of the Company, enforceable against the Company in accordance with its terms. The Financial Statements reflect an accrual for the entire amount of the estimated ultimate loss on each Material Contract as required by GAAP as of the date of the Financial Statements.

      SECTION III.22 Receivables. The Disclosure Schedule lists all trade and other accounts receivable of the Company ("Receivables") outstanding as of October 31, 1997. All Receivables, (whether reflected on the Financial Statements, disclosed in the Disclosure Schedule or created after October 31,
1997) arose from bona fide sales and deliveries of goods, performance of services and other business actions of the Company in the ordinary course of business. On the Closing Date, no portion of any Receivable will be subject to any counterclaim, defense or set-off, or otherwise be in dispute. Except to the extent of the recorded reserve for doubtful accounts specified on the Balance Sheet and set forth in the Disclosure Schedule, all of the Receivables are collectible in the ordinary course of business and will be fully collected within 120 days after having been created.

      SECTION III.23 Customers. The Disclosure Schedule lists the five largest customers of the Company in terms of revenues during the twelve months ended August 31, 1997, showing the approximate total sales by the Company to each such customer during such period. As of the date of this Agreement, Seller has no knowledge of any condition or state of facts or circumstances involving the customers or sales representatives that Seller or the Company can reasonably foresee could adversely affect the Business after the Closing Date. Neither Seller nor the Company has received written notice of any condition or state of facts or circumstances involving customers or sales representatives that they can reasonably foresee could adversely affect the Business after the Closing Date.

      SECTION III.24 Inventory. The finished goods inventory of the Company consists only of items which are merchantable and fit for the purpose for which they were produced. The inventory is valued on the Balance Sheet at the lower of cost or market and is of such quality and in such quantities as are useable and saleable within a reasonable period of time in the ordinary course of the Business, except to the extent of reserves reflected in the Balance Sheet and except for obsolete items and items of below standard quality, all of which have been written off or written down to net realizable value on the Balance Sheet.

      SECTION III.25 Warranties on Sales. The principal activity of the Company is the manufacture and sale of wafer cleaning work stations and other equipment for semiconductor manufacturing applications.

      SECTION III.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and Other Agreements based upon arrangements made by or on behalf of Seller.

      SECTION III.27 Investment Purpose. Seller is acquiring the Trio-Tech Shares for investment only and not with a view to or in connection with any distribution of such Trio-Tech Shares. Seller acknowledges that he understands that he must bear the economic risk of investment for a substantial period of time because the Trio-Tech Shares have not been registered under the Securities Act of 1933 and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.

      SECTION III.28 Disclosure. To the knowledge of Seller, none of the representations or warranties of Seller contained herein and none of the information contained in the Disclosure Schedule is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein, in the light of the circumstances in which they are made, not misleading in any material respect.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF BUYER

       As an inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

       SECTION IV.1 Incorporation and Authority of. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of California and has all necessary corporate power and authority to enter into this Agreement and the Other Agreements to which it is or is to become a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the Other Agreements to which Buyer is or is to become a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereunder have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes, and, when delivered, each Other Agreement to which Buyer shall become a party shall constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       SECTION IV.2 No Conflict. Except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement and the Other Agreements by Buyer does not and will not: (a) violate or conflict with the articles of incorporation or by-laws of Buyer, (b) conflict with or violate any Law or Governmental Order applicable to Buyer, (c) result in the creation, maturation or acceleration of any liability or obligation of Buyer (or give to any other Person the right to cause such a creation, maturation or acceleration), (d) result in the creation or imposition of any Encumbrance upon any of the Trio-Tech Shares or any of the assets or properties of Buyer or give to any other Person any interest or right therein, or (e) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, License, permit, franchise or other instrument to which Buyer is a party or by which any of its assets or properties is bound or affected.

       SECTION IV.3 Consents and Approvals. The execution and delivery of this Agreement and the Other Agreements by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority (including, without limitation, any such actions required to be taken after Closing), except (a) compliance with the applicable requirements, if any, of the Exchange Act and the GCL and, (b) as may be necessary as a result of any facts or circumstances relating solely to Seller.

       SECTION IV.4 Investment Purpose. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

      SECTION V.1Conduct of Business Prior to the Closing. (a) Unless Buyer otherwise agrees in writing and except as otherwise set forth herein or in the Disclosure Schedule, between the date of this Agreement and the Closing Date, Seller will cause the Company to conduct the Business only in the ordinary course and to use reasonable efforts to preserve the current relationships of the Company with its customers, suppliers, officers and other employees and other Persons with which the Company has significant business relationships. Nothing contained herein shall be deemed to prevent Seller and the Company from (i) entering into such contracts as they deem necessary or appropriate in order to conduct the Business as presently conducted or contemplated to be conducted, and (ii) renewing (and conducting such negotiations as are necessary to effect such renewal) any contract, including, without limitation, leases for real and personal property, to which any of them is currently a party and which is either (x) scheduled to expire or (y) required to be renewed in accordance with the terms of such contract or lease, on a date occurring between the date of this Agreement and the Closing Date.

            (b) Except as expressly provided in this Agreement or in the Disclosure Schedule, between the date of this Agreement and the Closing Date, Seller will cause the Company not to do any of the following without the prior written consent of Buyer (such consent not to be unreasonably withheld):

                 (i) create any Encumbrance of any kind on any properties or assets (whether tangible or intangible) of the Company, other than (i) Permitted Encumbrances, (ii) Encumbrances that will be released at or prior to the Closing or (iii) Encumbrances created in the ordinary course of business having an individual value not in excess of $5,000;

                 (ii)except for purchases and sales of assets in the ordinary course of business, (A) sell, assign, transfer, lease or otherwise dispose of any assets of the Company, or (B) acquire any fixed asset, in the case of (A) and (B) above, respectively, having an individual value exceeding $5,000;
                 (iii) cancel any indebtedness owed to the Company (other than settlement of accounts receivable in the ordinary course of business);

                 (iv)acquire (by merger, consolidation, or acquisition of stock or assets) any Person or any assets that constitute an operating unit or division thereof;

                 (v) (A) incur any indebtedness for borrowed money, (B) issue any debt securities or (C) assume, grant, guarantee or endorse, or enter into any other accommodation arrangement making the Company responsible for the Liabilities of any Person;

                 (vi)change any method of accounting or accounting practice used by Seller or the Company;

                 (vii) issue or sell any shares of the capital stock of, or other equity interests in, the Company, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any Security Right of any kind with respect to any of the foregoing;

                 (viii) declare, set aside or pay any dividend or other distribution on or with respect to, or redeem, the Shares;

                 (ix)amend the Company's Articles of Incorporation or by-laws;

                 (x) increase the base salary, wage or bonus of any employee of the Company;

                 (xi)pay to or effect any transaction with any Related Party, which payment or transaction is not specifically described in the Disclosure Schedule;
                 (xii) pay, prepay or discharge any liability other than in the ordinary course of business;

                 (xiii)  pay any management fee;

                 (xiv) sell or assign any Intellectual Property of the Company; or

                 (xv)agree to take any of the actions prohibited pursuant to this Section 5.1(b).

            (c) Seller shall cancel, prior to or at the Closing, the intercompany arrangements identified in the Disclosure Schedule, copies of which have been delivered to the Buyer, and Seller represents to Buyer that such cancellations (including, without limitation, any consequences of such cancellations) will not result in a breach of this Agreement; provided, however, that all obligations of the Company under such agreements shall terminate completely and the Company shall not have any Liability to any Person with respect thereto.

      SECTION V.2Access to Information. (a) From the date of this Agreement until the Closing, upon reasonable notice, Seller shall, and shall cause the officers, employees, auditors and agents of Seller and the Company to, (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access, during normal business hours, to the offices, properties, books and records of Seller and the Company and (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Company as Buyer may from time to time reasonably request in order to assist the Buyer in fulfilling its obligations under this Agreement and to facilitate the consummation of the transfers contemplated hereby.

            (b) Buyer agrees that it shall preserve and keep all Books and Records in Buyer's possession for a period of at least four years after the Closing Date. Within 90 days after such four-year period, Seller upon written notice to Buyer shall be given an opportunity, at its cost and expense, to copy all or any part of such Books and Records at Seller's expense. Notwithstanding anything else herein to the contrary, the obligations of Buyer under this subsection (b) shall be assignable by Buyer in connection with the sale by Buyer of all of the capital stock or substantially all of the assets of the Company and any such effective assignment shall be deemed a novation of Buyer's obligations under this subsection (b).

            (c) Subject to the provisions of Article VI herein, each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary in connection with this Agreement and any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. Seller may require certain financial information relating to the Business for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax returns and other governmental reports, and Buyer agrees to furnish such information to Seller at Seller's request and expense.

      SECTION V.3Regulatory and Other Authorizations and Consents. (a) Each party hereto shall use its best efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. The parties hereto acknowledge that time shall be of the essence in this Agreement and agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

            (b) Buyer will use its best efforts to assist Seller in obtaining any consents of landlords necessary or advisable in connection with the transactions contemplated by this Agreement, including, without limitation, providing to such landlords such financial statements and other financial information with respect to Buyer as such landlords may reasonably request.

      SECTION V.4Further Action. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its best efforts to deliver or cause to be delivered such documents and other papers and to take or cause to be taken such further actions as may be necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated hereby.

      SECTION V.5 Insurance Matters.  All claims arising subsequent to the

Closing Date, whether or not covered by insurance, shall be for the account of Buyer; provided, however, that nothing contained in this Section 5.5 shall be deemed to impair Buyer's right to be indemnified for breaches of Seller's representations and warranties pursuant to Article IX of this Agreement. Following the Closing, Seller shall, to the extent that coverage under its insurance policies extends to include the Company in respect of claims arising out of accidents or occurrences concerning the Business or the Company prior to the Closing, (i) take no action to eliminate or reduce such coverage and (ii) pay when due any premiums and other charges under such policies applicable to periods through the Closing Date. Following the Closing, each party will cooperate with the insurance carrier in the defense and settlement of such covered claims.

      SECTION V.6Acquisition Proposals. Seller shall not, and Seller shall not permit any of its Affiliates, officers, employees, agents or representatives to, whether directly or indirectly, solicit or encourage (including by way of furnishing information) any inquiries or proposals relating to, or engage in any negotiations with respect to, the sale of the Shares (or of the assets of the Company), or any part thereof, or any other business combination involving the Company, except for inquiries or proposals from, or discussions or negotiations with, Buyer and its authorized representatives.

      SECTION V.7Notices in the Events of Suit or Breaches of Representations and Warranties. Each of Seller and Buyer shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against it or the Company to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each of Seller and Buyer shall promptly notify the other of any facts or circumstances as to which it obtains knowledge that cause any of the representations and warranties made by it herein to be untrue in any material respect.

      SECTION V.8Interim Financial Statements. Seller shall promptly deliver to Buyer copies of any monthly, quarterly or annual balance sheets, income statements and statements of cash flows of the Company for each such period after the date hereof through the Closing Date.

      SECTION V.9 Post-Closing Board of Directors. Immediately following the Closing, all necessary corporate actions shall be taken to establish a board of directors of the Company consisting of

 Tony DiPiero and two persons who will be designated by Buyer. Seller acknowledges that there is no agreement, understanding or expectation that Seller will become a member of the Trio-Tech Board of Directors.

      SECTION V.10 Post-Closing Capital Infusion. Not later than 60 days following the Closing Date, Buyer shall make available to the Company $1,000,000 for purposes of expansion of the Company's business. Buyer shall make available to the Company an additional $1,000,000 not later than March 31, 1998, to be used as set forth in the capital spending plan which is included in the business plan furnished by Seller to Buyer and attached hereto as Exhibit B (the "Business Plan"). Thereafter, provided the Business, in the reasonable good faith judgment of Buyer, is continuing to achieve all of its material objectives as set forth in the Business Plan, Trio-Tech shall make additional amounts available, not less than $1,000,000, not later than March 31, 1999. In each case, such funds shall be provided or arranged by Buyer through such means as Buyer may select in its sole discretion, including but not limited to borrowings by Buyer or the Company, sales of stock or securities, and equipment financing or leasing. Notwithstanding the foregoing, the first two increments of $1,000,000 shall be treated as equity investments by Buyer, with no charge against the Company for the cost of such funds, for purposes of making all calculations affecting Seller's performance and the Company's pretax profits under this Agreement, the Employment Agreement referred to in Section 7.1(d), and all other matters affecting Seller. All uses of such funds for capital expenditures shall require the prior approval of Buyer. In the event Buyer fails to provide the first $2,000,000 of funds when and as specified in this
Section 5.10, Seller shall have the right, by written notice to Buyer not later than six months following the Closing Date, to rescind Seller's sale of the stock of the Company by returning to Buyer the stock portion of the Purchase Price, but retaining the $250,000 referred to in clause (i) of Section 2.2 above, whereupon this Agreement, the Employment Agreement, the Option Agreement and the Noncompetition Agreement shall be terminated and all rights and obligations of the parties hereunder and thereunder shall cease and be of no further force or effect.

      SECTION 5.11 401(k) Plan. Buyer will use its best efforts to devise and establish a 401(k) Plan in consultation with Buyer's Board of Directors and Seller, that will include Seller and other designated employees of the Company.

                                  ARTICLE VI

                                 TAX MATTERS

       SECTION VI.1 Tax Indemnities. (a) Seller shall indemnify Buyer and the Company against all Taxes (i) imposed on Seller or any member of an affiliated group with which Seller files a federal consolidated or combined income tax return with respect to any taxable period that ends on or before the Closing Date or includes the Closing Date or (ii) imposed on the Company with respect to any taxable period or portion thereof that ends on or before the Closing Date. Without limiting the foregoing, Seller shall also indemnify Buyer and the Company against all Taxes arising out of a breach of any representation and warranty contained in Section 3.16. Notwithstanding the foregoing, the Company and Buyer shall pay and be responsible for the payment of all federal and state income taxes arising from the operations of the Company (but not any tax liabilities of Seller) for the period from June 1, 1997 through the Closing Date.

               (b) Buyer and the Company shall indemnify Seller against all Taxes imposed on or with respect to the Company that are not subject to indemnification pursuant to paragraph (a) of this Section 6.1, including but not limited to Taxes with respect to any taxable period which begins after the Closing Date.

               (c) Any Taxes for a tax period beginning before the Closing Date and ending after the Closing Date shall be apportioned between Seller and Buyer, in the case of real and personal property taxes and franchise taxes not based on gross or net income, on a per diem basis and, in the case of other Taxes (including, without limitation, sale and transfer Taxes), shall be determined based on the actual operation of the Company during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date. Each such portion of such period shall be deemed to be a tax period subject to the provisions of Section 6.1(a) and 6.1(b) above.

               (d)   Payment by the indemnitor of any amount due under this
Section 6.1 shall be made within ten days following written notice by the indemnitee that payment of such amounts to the appropriate tax authority is due, provided that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate tax authority.

       SECTION VI.2  Refunds and Tax Benefits.  Buyer shall promptly pay to

Seller an amount equal to any refund, offset or credit (including, without limitation, any interest paid or credited with respect thereto) received by Buyer, or the Company or successor thereof, of Taxes relating to taxable periods or portions thereof ending on or before the Closing Date or otherwise attributable to an amount paid by Seller under Section 6.1 hereof, but only to the extent such refund, offset or credit was not reflected in the Financial Statements. Buyer shall, if Seller so requests and at Seller's expense, cause the relevant entity to file a claim for and obtain any refund, offset or credit in respect of which Seller is entitled to payment under this Section 6.2. Buyer shall permit Seller to control (at Seller's expense) the prosecution of any such claim, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as Seller shall designate to represent such entity with respect to such refund claim.

       SECTION VI.3 Preparation of Tax. Seller shall prepare and file any tax returns and schedules relating to the Company for the period ending on or before the Closing Date. Buyer shall prepare or cause the Company to prepare any tax return relating to it for any period ending after the Closing Date.

       SECTION VI.4 Contests. (a) After the Closing Date, Buyer shall promptly notify Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Buyer or the Company which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 6.1. Such notice shall contain factual information (to the extent known to Buyer or the Company) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability, and

               (b) Seller may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 6.1 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If Seller elects to direct a Contest, Buyer shall cooperate and shall cause the Company or its successor or successors to cooperate, at Seller's expense, in each phase of such Contest. If Seller elects not to direct the Contest, or contests its obligation to indemnify under Section 6.1, Buyer or the Company shall take such reasonable steps as may be prudent and within its capacity (with due allowance being given to the circumstances) to preserve the right of the relevant entity to contest such asserted Tax liability, shall further take such reasonable steps as Seller may timely request to preserve the right of the parties to contest such asserted Tax liability, may pay, compromise or contest such asserted liability, and shall be reimbursed by Seller for reasonable costs of outside tax advisors and related professionals and reasonable out-of-pocket costs incurred pursuant to this sentence in connection with a Tax liability indemnifiable by Seller hereunder. If Buyer or the Company assumes control of a Contest with respect to Taxes pursuant to the foregoing, Seller shall retain the right, at any time thereafter and immediately upon notice to the entity that shall have assumed control of such Contest, itself to assume, at Seller's expense, sole control of such Contest. In this event, each of Buyer (or the Company) and Seller may participate, at Seller's expense, in the Contest. If

Seller chooses to direct the Contest, Buyer shall promptly empower and shall cause the Company or their respective successors promptly to empower such representatives of Seller as it may designate to represent Buyer and/or the Company or their respective successors in the Contest insofar as the Contest involves an asserted Tax liability for which Seller would be liable under
Section 6.1.

       SECTION VI.5  Cooperation and Exchange of Information.  Seller and Buyer

will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for the taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such returns. Anything to the contrary in this Agreement notwithstanding, Seller shall retain for the periods noted above all returns, schedules and work papers and all material records or other documents relating to Tax matters for all taxable periods of the Company ending on or prior to the Closing Date. Any information obtained under this Section 6.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. Buyer shall be given an opportunity at its cost and expense to remove and retain all or any portion of such books and records as Buyer may select at the expiration of such period.

       SECTION VI.6 Conveyance Taxes. Seller and Buyer agree that responsibility for all sales, transfer, stamp, stock transfer, real property transfer and similar Taxes incurred as a result of the sale of the Shares contemplated hereby shall be borne equally by Seller and Buyer. Notwithstanding any limitation on indemnification for Taxes under this Article VI, each party shall be entitled to indemnification from the other half of the amount of any Tax of the type contemplated by the foregoing in this Section 6.6 assessed against it. Seller and Buyer agree that responsibility for all real property transfer gains taxes incurred as a result of the sale of the Shares contemplated hereby shall be borne by Seller.

       SECTION VI.7  Miscellaneous.

               (a)   The parties agree to treat all payments made under this
Article VI, under any other indemnity provision contained in this Agreement, and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such agreed treatment shall govern for purposes hereof.

               (b) The covenants and agreements of the parties hereto contained in this Article VI shall survive the Closing and shall remain in full force and effect until the expiration of all statutes of limitations as extended by agreement or otherwise with respect to any Taxes that would be indemnifiable by Seller under Section 6.1(a) of this Agreement or by Buyer under Section 6.1(b) of this Agreement.

                                 ARTICLE VII

                            CONDITIONS TO CLOSING

       SECTION VII.1 Conditions to Obligations of Seller.  The obligations of

Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

               (a) Representations and Warranties; Covenants. (i) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made on, as of and with reference to the Closing Date (or, in the case of representations and warranties of Buyer which address matters only as of a particular date, as of such date); (ii) the covenants and agreements contained in this Agreement to be complied with by Buyer at or prior to the Closing shall have been complied with in all material respects; and (iii) Seller shall have received a certificate from Buyer as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of Buyer;
               (b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions; provided, however, that the provisions of this Section 7.1(b) shall not apply if Seller has directly or indirectly solicited or encouraged any such action;
               (c) No Buyer Material Adverse Effect. There shall have been no Buyer Material Adverse Effect after the date hereof and continuing through the Closing Date;
               (d) Employment Agreement. The Company shall have executed and delivered an employment agreement with Seller (the "Employment Agreement") substantially in the form annexed hereto as Exhibit C.
               (e) Option Agreement. Buyer shall have executed and delivered an option agreement with Seller (the "Option Agreement") substantially in the form annexed hereto as Exhibit D.


       SECTION VII.2 Conditions to Obligations of Buyer.  The obligations of

Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing, of each of the following conditions:

               (a) Representations and Warranties; Covenants. (i) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made on, as of and with reference to the Closing Date (or, in the case of representations and warranties of Seller which address matters only as of a particular date, as of such date); (ii) the covenants and agreements contained in this Agreement to be complied with by Seller at or prior to the Closing shall have been complied with in all material respects; and (iii) Buyer shall have received a certificate of Seller as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of Seller;
               (b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions; provided, however, that the provisions of this

Section 7.2(b) shall not apply if Buyer has directly or indirectly solicited or encouraged any such action;

               (c)   Certain Closing Documents.  Seller shall have delivered to

Buyer:

                     (i) Certificates of the appropriate public officials to the effect the Company was a validly existing corporation in good standing in the State of California as of a date not more than ten days prior to the Closing Date;

                     (ii) True and correct copies of the Articles of Incorporation of the Company as of a date not more than ten days prior to the Closing Date, certified by the California Secretary of State, and the bylaws of the Company as of the Closing Date, certified by its Secretary;

                     (iii) The minute books, stock ledgers and corporate seal of the Company and certificates representing 100% of the outstanding shares of capital stock of the Company; and

                     (iv) Resignations of each member of the Board of Directors of the Company.
               (d)   Employment Agreement.  Seller shall have executed and

delivered the Employment Agreement to Buyer.

               (e)   Noncompetition Agreement.  Seller shall have executed and

delivered the Noncompetition Agreement to Buyer.

               (f)   No Material Adverse Effect.  There shall have been no

Material Adverse Effect after the date hereof and continuing on the Closing
Date.

               (g)   Third Party Consents.  Seller and the Company shall have

obtained all consents of third parties which are required as a consequence of the sale of the Shares and the transfer of control of the Company to Buyer.

                                 ARTICLE VIII

                               INDEMNIFICATION

       SECTION VIII.1     Survival.  Subject to the limitations and other

provisions of this Agreement, the representations, warranties, covenants and agreements of the parties contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of Seller or Buyer, until November 19, 2001; provided, however, that the covenants and agreements set forth in Article VI shall remain in full force and effect for the periods specified in Article VI or, if no such period is specified, indefinitely; provided further that the representation and warranty set forth in Section 3.16 shall remain in full force and effect until the expiration of all statutes of limitations as extended by agreement or otherwise with respect to any Taxes discussed therein; and provided further that the representations and warranties in Sections 3.2 and 3.3 shall survive the Closing without limitation as to time.

       SECTION VIII.2     Indemnification by Buyer.
               (a) Buyer agrees, subject to the other terms and conditions of this Agreement, to indemnify Seller and his Affiliates and agents (all such Persons included within the definition of the "Seller" as an indemnified party under this Section 8.2) against and hold Seller harmless from all Losses to Seller arising out of the breach of any representation, warranty, covenant or agreement of Buyer herein. Anything in Section 8.1 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against Buyer for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by Buyer describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 8.1.

               (b)   The indemnification obligations of Buyer pursuant to
Section 8.2(a) in respect of breaches of representations and warranties shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 8.2(a) exceeds $20,000 (the "Buyer's Threshold Amount"), in which event Buyer shall be liable for the full amount of such Losses. The aggregate indemnification obligations of Buyer pursuant to Section 8.2(a) in respect of Losses for breaches of representations and warranties shall not exceed $500,000. For the purposes of this Section 8.2(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be net of any insurance proceeds and any indemnity, contribution or other similar payment actually received by Seller or any Affiliate of Seller from any third party with respect thereto.
               (c) Seller agrees to give Buyer written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which he may request indemnification hereunder or as to which Buyer's Threshold Amount may be applied as soon as is practicable and in any event within 30 days of the time that Seller learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify Buyer shall not affect rights to indemnification hereunder except to the extent that Buyer is actually prejudiced by such failure. Buyer shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If Buyer elects to assume the defense of any such claim or proceeding, Seller may participate in such defense, but in such case the expenses of Seller shall be paid by Seller. Seller shall cooperate with Buyer in the defense or settlement thereof, and Buyer shall reimburse Seller for all his reasonable out-of-pocket expenses in connection therewith. If Buyer elects to direct the defense of any such claim or proceeding, Seller shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless Buyer consents in writing to such payment or unless Buyer, subject to the last sentence of this Section 8.2(c), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of Buyer is entered against Seller for such liability. If Buyer undertakes the conduct and control of any such claim or proceeding, Buyer shall not thereby permit to exist any Encumbrance upon any asset of Seller or any of its Affiliates, and Buyer shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to Seller. If Buyer shall fail to defend, or, if after commencing or undertaking any such defense, Buyer fails to prosecute or withdraws from such defense, Seller shall have the right to undertake the defense or settlement thereof, at Buyer's expense.

               (d) Seller hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, Seller hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have against Buyer or its officers, directors, employees, agents, representatives and Affiliates relating to the subject matter of this Agreement, including without limitation any and all claims for damages or for contribution arising under any Environmental Laws.

               (e) Except as set forth in this Agreement, Buyer is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Seller, after the consummation of the purchase and sale of the Shares contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

       SECTION VIII.3  Indemnification by Seller.


               (a) Seller agrees, subject to the other terms and conditions of this Agreement, to indemnify Buyer and its officers, directors, employees, Affiliates and agents (all such Persons included within the definition of "Buyer" as an indemnified party under this Section 8.3) against and hold it harmless from all Losses to Buyer arising out of the breach of any representation, warranty, covenant or agreement of Seller herein (other than Section 3.16 and Article VI, it being understood that the sole remedy for breach of such provisions shall be pursuant to Article VI). Anything in Section 8.1 to the contrary notwithstanding, no claim may be asserted nor any action commenced against Seller for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by Seller describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 8.1.

               (b)   Except with regard to the items specified in Sections 3.2,
3.3 and 3.16 and Article VI, the indemnification obligations of Seller pursuant to this Section 8.3 in respect of (A) breaches of representations and warranties and (B) breaches of Section 5.1(b) (other than knowing or willful breaches of Section 5.1(b) by Seller) shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to this
Section 8.3 exceeds $20,000 (the "Seller's Threshold Amount"), in which event

Seller shall be liable for the full amount of all such Losses. Except with regard to the items specified in Sections 3.2, 3.3 and 3.16 and Article VI, the aggregate indemnification obligations of Seller in respect of (A) breaches of representations and warranties and (B) breaches of Section 5.1(b) (other than knowing or willful breaches of Section 5.1(b) by Seller) pursuant to this
Section 8.3 shall not exceed $500,000. For the purposes of this Section 8.3(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be net of any insurance proceeds and any indemnity, contribution or other similar payment actually received by Buyer or any Affiliate of Buyer from any third party with respect thereto.

               (c) Buyer agrees to give Seller written notice of any claim, assertion, event or proceeding by or in respect of a third party as to which it may request indemnification hereunder or as to which Seller's Threshold Amount may be applied as soon as is practicable and in any event within 30 days of the time that Buyer learns of such claim, assertion, event or proceeding; provided, however, that the failure to so notify Seller shall not affect rights to indemnification hereunder except to the extent that Seller is actually prejudiced by such failure. Seller shall have the right to direct, through counsel of his own choosing, the defense or settlement of any such claim or proceeding at his own expense. If Seller elects to assume the defense of any such claim or proceeding, Buyer may participate in such defense, but in such case the expenses of Buyer shall be paid by Buyer. Buyer shall provide Seller with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with Seller in the defense or settlement thereof, and Seller shall reimburse Buyer for all its reasonable out-of-pocket expenses in connection therewith. If Seller elects to direct the defense of any such claim or proceeding, Buyer shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Seller consents in writing to such payment or unless Seller, subject to the last sentence of this Section 8.3(c), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of Seller is entered against Buyer for such liability. If Seller undertakes the conduct and control of any such claim or proceeding, Seller shall not thereby permit to exist any Encumbrance upon any asset of Buyer or any of its Affiliates, and Seller shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to Buyer. If Seller shall fail to defend, or, if after commencing or undertaking any such defense, Seller shall fail to prosecute or withdraws from such defense, Buyer shall have the right to undertake the defense or settlement thereof, at Seller's expense.

               (d) Buyer hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII and in Article VI. In furtherance of the foregoing, Buyer hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it (or, after the Closing, the Company) may have against Seller or his agents, representatives and Affiliates relating to the subject matter of this Agreement, including without limitation any and all claims for damages or for contribution arising under any Environmental Laws.

               (e) Except as set forth in this Agreement, Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyer, after the consummation of the purchase and sale of the Shares contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

                                  ARTICLE IX

                      TERMINATION, AMENDMENT AND WAIVER

       SECTION IX.1  Termination.  This Agreement may be terminated in writing at any time prior to the Closing (i) by the mutual consent of Seller and Buyer; or (ii) by either party if there has been a material misrepresentation or a material breach of warranty by the other party with respect to this Agreement which cannot be cured prior to the Closing; or (iii) by either Seller or Buyer, if the Closing shall not have occurred prior to November 30, 1997, provided, however, that the right to terminate this Agreement hereunder shall not be available to any party whose deliberate failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date. Time shall be of the essence in this Agreement.

       SECTION IX.2  Effect of Termination.  In the event of termination of this

Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Section 5.3, Section 9.2(b) and Section 10.1, and (b) that nothing herein shall relieve either party from liability for any willful breach hereof.

       SECTION IX.3  Waiver.  At any time prior to the Closing, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                  ARTICLE X

                              GENERAL PROVISIONS

       SECTION X.1   Expenses.  All costs and expenses, including, without

limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses, whether or not the Closing shall have occurred, and no such costs or expenses shall be paid by the Company.

       SECTION X.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):
       (a) if to Seller:

               Mr. Tony DiPiero
               14527 Singing Hill Lane
               Saratoga, California  95070

       (b) if to Buyer:

               Trio-Tech International
               355 Parkside Drive
               San Fernando, California  91340

       SECTION X.3 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, and the parties shall reasonably cooperate as to the timing and contents of any such announcement.

       SECTION X.4 Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All "Exhibits" and "Schedules" referred to herein are to Exhibits and schedules attached hereto and are incorporated herein by reference and made a part hereof.

       SECTION X.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

       SECTION X.6 Entire Agreement. This Agreement and each Other Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter hereof, except as otherwise expressly provided herein.

       SECTION X.7   Assignment.  This Agreement shall not be assigned by

operation of Law or otherwise.

       SECTION X.8   No Third-Party Beneficiaries.  Except as specifically

provided in Articles VI and VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

       SECTION X.9   Waivers and Amendments.  This Agreement may be amended or

modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at Law or in equity.

       SECTION X.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

       SECTION X.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State. Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement shall be resolved by binding arbitration, at the request of the Buyer and Seller, to be conducted in the County of Santa Clara, California, in accordance with the rules of the American Arbitration Association from time to time in force.

       SECTION X.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  Seller:



                                  /s/ Tony DiPiero

                                  TONY DiPIERO


                                  Buyer:

                                  TRIO-TECH INTERNATIONAL



                                  By: /s/ A. Charles Wilson
                                       A. Charles Wilson, Chairman